UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC

(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2013, Employment Enterprises, Inc. (the “Company”) announced that it entered into Amended and Restated Employment Agreements with Brad Imhoff and Katy Gallagher Imhoff on June 26, 2013 (the “Employment Agreements”).  The Employment Agreements enable the Company to take advantage of Mr. Imhoff’s and Ms. Imhoff’s experience and expertise in the staffing and permanent placement industry, while allowing the Company the ability to restructure a well organized business that can become the foundation of management’s strategic growth initiative.  The foregoing description of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2.

On July 1, 2013 a press release announcing the amended and restated Employment Agreements was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Disposition of Assets;

On July 1, 2013, the Company announced the discontinuation of the Agricultural Services Division.  The Agricultural Services Division had approximately $7,852,000 of revenue in 2012 and approximately 12,412,000 of revenue in 2011.  The Agricultural Division has been net income negative since the loss of a major customer in 2012 and management has decided that the Agricultural Services Division was not a core business in the future operations of the Company.   We expect to take a onetime expense of approximately $100,000 in the third quarter of 2013 to resolve all contract issues and collect all outstanding receivables with respect to the Agricultural Services Division.  Management expects to have an increase in operational cash flow of approximately $450,000, over the next ninety days, as the Company collects the outstanding receivables and discontinues operations of the Agricultural Services Division.  All staffing operations related thereto are expected to cease by July 7, 2013, and the entire Agricultural Services Division and support thereof will cease on or about August 1, 2013.

On July 1, 2013, a press release announcing the discontinuation of the Agricultural Services Division was issued. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	The Amended and Restated Employment Agreement of Brad Imhoff, dated June 26, 2013.
10.2	The Amended and Restated Employment Agreement of Katy Gallagher, dated June 26, 2013.
99.1	Press release issued by General Employment Enterprises, Inc. dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: July 1, 2013	By: /s/ Andrew J. Norstrud
Andrew J. Norstrud
Chief Financial Officer